Exhibit 10.14.2

ATW PARTNERS OPPORTUNITIES MANAGEMENT, LLC

17 State Street, 2100

New York, NY 10004

December 15, 2021

Material Impact Fund II, L.P.

131 Dartmouth Street

Floor 3

Boston, MA 02116

Re:	ATW Special Situations I LLC.

Ladies and Gentlemen:

As you are aware, ATW Special Situations I LLC, a Delaware limited liability company (“SPV”) managed by ATW Partners Opportunities Management, LLC (“ATW”), is currently negotiating a secured convertible term loan investment (the “Investment”) in Nauticus Robotics, Inc. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation (the “Company”), pursuant to and as set forth in the following documents (together with the documents and agreements referred to therein, the “Investment Documents”):

1.	Securities Purchase Agreement
2.	Form of Registration Rights Agreement
3.	Form of Common Stock Purchase Warrant
4.	Form of 5% Original Issue Discount Senior Secured Convertible Debenture
5.	Form of Pledge and Pledge and Security Agreement

Attached to this letter agreement are copies of the current draft of each of the above-referenced Investment Documents (the “Current Drafts”).

Attached to this letter agreement is a Summary of Terms (the “SPV Term Sheet”) that describes certain key terms expected to be reflected in the Limited Liability Company Agreement (the “LLC Agreement”) of the SPV. In addition to the terms reflected in the SPV Term Sheet, ATW agrees that the amendment provisions of the LLC Agreement shall not permit any amendment to the LLC Agreement that results in MIF II or any other Class B member of the SPV being treated differently from, or that has a disproportionate adverse effect on MIF II or any other Class B member relative to, any other SPV member, in each case, with respect to the economic terms of the SPV applicable to MIF II or such other Class B Member, unless MIF II or any such other Class B member, as the case may be, provides its prior written consent to any such amendment.

If the SPV consummates the Investment, ATW hereby agrees to provide Material Impact Fund II, L.P. (“MIF II”) with a $5,000,000 allocation in the SPV in exchange for which the SPV will issue to to MIF II Class B Units (as defined in the SPV Term Sheet).

If the SPV consummates the Investment, MIF II hereby commits to make a capital contribution of $5,000,000 to the SPV to be invested by the SPV in the Investment (together with the 2% Management Fee contemplated by the SPV Term Sheet) in exchange for which the SPV will admit MIF II as a member of the SPV and issue Class B Units (as defined in the SPV Term Sheet) to MIF II. The commitment to the SPV and ATW made by MIF II in this paragraph is conditioned only upon (i) the Investment being consummated by the SPV pursuant to Investment Documents that do not deviate materially and in a manner adverse to the SPV as compared to the Current Drafts, and (ii) the LLC Agreement for the SPV reflecting the terms set forth in the SPV Term Sheet. You confirm and acknowledge that ATW and the SPV are relying upon your commitment in this paragraph in negotiating and entering into the Investment Documents with the Company.

The interpretation and enforceability of this letter agreement and the rights of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws. This letter agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. This letter agreement may be executed by facsimile or other electronic transmission, including by email with attached “pdf”. This letter agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. This letter agreement may be amended, supplemented or otherwise modified only by a written agreement duly executed by or on behalf of each of the parties hereto. The provisions of this letter agreement may be waived only by a written instrument duly executed by or on behalf of the party against whom such waiver is sought to be enforced.

(Signature Page Follows)

Please execute this letter agreement where indicated below in order to confirm your agreement with the foregoing provisions.

Very truly yours,

ATW SPECIAL SITUATIONS I LLC

By:	ATW PARTNERS OPPORTUNITIES
MANAGEMENT, LLC, its Manager

By:
Antonio Ruiz-Gimenez
Member

Accepted and agreed
as of the date first written above by:

MATERIAL IMPACT FUND II, L.P.

By: Material Impact Partners II, LLC

By:	/s/ Adam Sharkawy
	Name:	Adam Sharkawy
	Title:	Managing Member